Exhibit 3.7

ARTICLES OF INCORPORATION

OF

PIONEER HOUSTON, INC.

The undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Pioneer Houston, Inc.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) at the par value of One Dollar ($1.00) each.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

ARTICLE SIX

The street address of its initial registered office is Pioneer Plaza II, 500 S. Taylor St., Amarillo, TX 79101 and the name of its initial registered agent at such address is Jerry Hopson.

ARTICLE SEVEN

The number of directors constituting the initial board of directors is Three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

C. D. Culver

Amarillo, TX

Jerry Hopson

Amarillo, TX

Allan B. Adkins

Amarillo, TX

ARTICLE EIGHT

The name and address of the incorporator is:

Janice Johnson

Austin Services of Excelsior-Legal, Inc.

1005 Congress, Suite 520

Austin, TX 78701

Signed this 20th day of June, 1986.

Janice Johnson,
Incorporator

STATE OF TEXAS	§

COUNTY OF TRAVIS	§

Before me, a notary public, on this day appeared Janice Johnson, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

Given under my hand and seal of office this 20th day of June, A.D., 1986.

[SEAL]
Notary Public in and for the State of Texas